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                                                                     Exhibit 4.7


                                                                       EXHIBIT A
                                                      TO NOTE PURCHASE AGREEMENT


$_____________                                                 November __, 2004


                                   UWINK, INC

                         20% CONVERTIBLE PROMISSORY NOTE
                              DUE NOVEMBER __, 2005

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), AND SUCH SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE 1933 ACT, (2) PURSUANT TO REGISTRATION UNDER THE 1933 ACT, OR (3) PURSUANT TO AN APPLICABLE EXEMPTION FROM REGISTRATION AS CONFIRMED IN AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, AND IN EACH CASE IN ACCORDANCE WITH ANY OTHER APPLICABLE LAW.


         1. OBLIGATION. For value received, UWINK, INC., a Utah corporation (the "COMPANY"), promises to pay to the order of _____________________ (the "HOLDER") in lawful money of the United States of America and in immediately available funds, the principal sum of ____________________ Dollars (US$__________), in the manner and upon the terms and conditions set forth herein.

         This Note is one of a series of duly authorized convertible promissory notes of the Company (individually, a "NOTE" and collectively, the "NOTES") having like terms and maturity in the aggregate principal amount of $500,000 issued pursuant to a Note Purchase Agreement, dated October __, 2004, between the Company and each purchaser of a Note. It is the intent of the parties that the rights of the Holder of this Note will rank IN PARI PASSU in all respects with the rights of the Holders of the other Notes.

         2. MATURITY. The entire principal amount hereof will be due and payable on October ___, 2005 (the "MATURITY Date"), unless earlier paid in full or converted into shares of the Company's common stock, $0.001 par value (the "COMMON STOCK") in accordance with Section 5 hereof.

         3. INTEREST. The Company shall pay interest at the rate of 20% per annum, compounded annually (computed on the basis of a 365-day year) during the period beginning on the date of issuance of this Note and ending on the date the principal amount of this Note becomes due and payable.


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         4. PREPAYMENT. The Company may, at it sole discretion, prepay all or any portion of the unpaid principal without penalty upon thirty (30) days' prior written notice to the Holder.

         5. CONVERSION.

                  (a) VOLUNTARY. All principal and interest (or any portion thereof) due under this Note will be convertible at the option of the Holder at any time commencing on the date hereof in accordance with subpart (c) below.

                  (b) CONVERSION RATIO. Subject to the provisions of Section 6, upon conversion the Holder will be entitled to receive one share of Common Stock ("CONVERSION SHARE") for each US$1.75 of principal or interest converted. Thus, the initial conversion price ("CONVERSION PRICE") is US$1.75 per Conversion Share.

                  (c) PROCEDURE FOR CONVERSION. In order to convert pursuant to
         Section 5(a) above, the Holder must surrender this Note and deliver to the Company a duly completed and executed Notice of Election to Convert in the form attached hereto as Schedule 1 (an "ELECTION NOTICE"). Within thirty (30) days after the Company's receipt of the Election Notice, the Company will issue and deliver to the Holder a certificate for the number of Conversion Shares issuable upon such conversion and, subject to the Holder's receipt of the Conversion Shares, this Note will be deemed canceled. All Conversion Shares issued will be imprinted with a legend restricting transfer substantially similar to the legend set forth on the face of this Note.

                  (d) EFFECTIVE DATE OF CONVERSION. Such conversion will be deemed to have been effected on the date the Conversion Shares are actually issued ("EFFECTIVE DATE OF CONVERSION"). The person(s) in whose name(s) any certificate for shares of Common Stock will be issuable upon such conversion will be deemed to have become the holder(s) of record of the shares represented thereby as of the Effective Date of Conversion.

         6. ADJUSTMENTS TO CONVERSION PRICE AND NUMBER OF CONVERSION SHARES. The Conversion Price and the number of Conversion Shares issuable upon conversion will be subject to adjustment from time to time as follows:

                  (a) If the shares of Common Stock at any time outstanding are subdivided into a greater number or combined into a lesser number of shares of Common Stock or if shares of Common Stock are issued as a stock dividend, the Conversion Price and the number of Conversion Shares will be decreased or increased, as the case may be, to an amount that will bear the same relation to the Conversion Price and the number of Conversion Shares, respectively, in effect immediately prior to such subdivision or combination or stock dividend as the total number of shares of Common Stock outstanding immediately prior to such subdivision or combination or stock dividend will bear to the total number of shares of Common Stock outstanding immediately after such subdivision or combination or stock dividend.

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                  (b) In the event of any capital reorganization, or of any
         reclassification of the Common Stock or in the event of the consolidation or merger of the Company with any other corporation (including a merger in which the Company is not the continuing corporation or a reorganization whereby the shareholders of the Company exchange their common shares for a controlling interest of the "acquiring" company) or of the sale of the properties and assets of the Company as, or substantially as, an entirety to any other corporation, this Note will after such capital reorganization, reclassification of Common Stock, consolidation, merger or sale be convertible, upon the terms and conditions specified herein, into the number of shares of stock and warrants or other securities or property of the Company, or of the corporation resulting from such consolidation or surviving such merger or reorganization or to which such sale will be made, as the case may be, to which the Conversion Shares issuable (at the time of such capital reorganization, reclassification of Common Stock, consolidation, merger, reorganization or sale) upon exercise of this Note would have been entitled upon such capital reorganization, reclassification of Common Stock, consolidation, merger, reorganization or sale if such exercise had taken place; and in any such case, if necessary, the provisions set forth in this Section 6 with respect to the rights and interests thereafter of the Holder will be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or warrants or other securities or property thereafter deliverable on the conversion of this Note. The subdivision or combination of shares of Common Stock at any time outstanding into a greater or lesser number of shares of Common Stock will not be deemed to be a reclassification of the Common Stock of the Company for the purposes of this Section 6(b).

                  (c) Whenever there is an adjustment in the Conversion Price as provided herein, the Company will promptly mail to the Holder, by first-class mail, postage prepaid, with a notice stating that such adjustment has been effected and stating the Conversion Price then in effect and the number of Conversion Shares issuable upon conversion as a result of such adjustment.

                  (d) Irrespective of any adjustments or changes in the number of Conversion Shares actually issuable upon conversion of this Note, this Note will continue to express the number of Conversion Shares issuable thereunder as expressed in this Note when initially issued.

         7. EXPENSES OF ENFORCEMENT. The Company agrees to pay all reasonable costs and expenses, including without limitation reasonable attorneys' fees, as a court of competent jurisdiction may award that the Holder incurs in connection with any legal action or legal proceeding commenced for the collection of this Note or the exercise, preservation or enforcement of the Holder's rights and remedies hereunder.

         8. CUMULATIVE RIGHTS AND REMEDIES. All rights and remedies of the Holder under this Note will be cumulative and not alternative and will be in addition to all rights and remedies available to the Holder under applicable law.

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         9. GOVERNING LAW. This Note will be governed by and interpreted and construed in accordance with the laws of the State of California. Any action or proceeding arising under or pursuant to this Note will be brought in Los Angeles County, California.

         IN WITNESS WHEREOF, the Company has caused this Note to be executed by its duly authorized officer as of the day and year first above written.

                                            UWINK, INC.
                                            a Utah corporation


                                            By: _____________________________
                                                   Nolan K. Bushnell,
                                                   Chief Executive Officer


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                                   SCHEDULE 1
                          NOTICE OF ELECTION TO CONVERT


                                                   Date: _________________, 2005


To:  UWINK, INC.

         The undersigned hereby purchases _____________ shares of common stock issuable upon conversion of US$___________ of indebtedness represented by the original 20% Convertible Promissory Note dated __________ 2004 in the original principal amount of $__________ issued in the name of ___________________ in accordance with the terms thereof.

Issue and deliver certificate(s) for common stock to:


                                               _________________________________
                                                           (Name)


                                                ________________________________
                                                (Taxpayer Identification Number)


                                               _________________________________
                                                      (Street and Number)


                                               _________________________________
                                                   City                State





                                                   Very truly yours,


                                                   _____________________________
                                                   (Signature of Holder of Note)


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